Exhibit 4.11
SIXTH AMENDMENT TO CREDIT AGREEMENT
     THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Sixth Amendment”), dated as of May 27, 2005, is entered into among ELKCORP (formerly known as Elcor Corporation), a Delaware corporation (the “Borrower”), the lenders listed on the signature pages hereof as Lenders (the “Lenders”), BANK ONE, N.A., as Documentation Agent, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
BACKGROUND
     A. The Borrower, certain of the Lenders, the Documentation Agent, the Syndication Agent, the Administrative Agent, the Swing Line lender and the L/C Issuer are parties to that certain Credit Agreement, dated as of November 30, 2000, as amended by that certain First Amendment to Credit Agreement, dated as of March 31, 2001, that certain Second Amendment to Credit Agreement, dated as of June 5, 2002, that certain Third Amendment to Credit Agreement, dated as of February 20, 2003, that certain Fourth Amendment to Credit Agreement, dated as of March 7, 2003, and that certain Fifth Amendment to Credit Agreement, dated as of December 5, 2003 (said Credit Agreement, as amended, the “Credit Agreement”). The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.
     B. The Borrower has requested certain amendments to the Credit Agreement.
     C. The Lenders, the Documentation Agent, the Administrative Agent, the Swing Line Lender and the L/C Issuer hereby agree to amend the Credit Agreement, subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent covenant and agree as follows:
     1. AMENDMENTS.
     (a) Section 5.17 of the Credit Agreement is hereby amended to read as follows:
     5.17 Businesses. The Borrower is engaged and may engage in the future, directly or through wholly-owned Subsidiaries, in the following businesses: (a) the manufacture of premium building materials, including (i) premium roofing products, including laminated fiberglass asphalt shingles and accessory products, (ii) performance non-woven fabrics, including coated and uncoated fiberglass mat, mat products, and other non-woven materials; (iii) composite building products, including decking, fencing, railing, building product structural components and accessories and (iv) and such other building products business platforms to extend its premium building products business; (b) the manufacturing, recycling and remanufacturing of diesel engine power assemblies, cylinder liners, heads, rods, waterjackets, valves, pistons and related components, including hard chrome plating of cylinder bores, primarily for the railroad and marine industries; hard chrome plating of original equipment cylinder liners for major domestic locomotive manufacturers and stationary power equipment manufacturers, the electrolessplating of nonmetallic computer and other electronic enclosures to provide electromagnetic and radio frequency interference protection, and the development of new products for its proprietary nickel, tin, iron and hard chrome plated finishes; and (c) the sale of patent licenses with engineering support services and the sale of consulting engineering services to the oil and gas production, gas processing and sulfur recovery industries.
     (b) Section 7.03 of the Credit Agreement is hereby amended to add a new clause (c) thereto to read as follows:
     (c) the Borrower or any Subsidiary may make any Disposition permitted under Section 7.04.
     (c) Sections 7.04(d) and (e) of the Credit Agreement are hereby amended to read as follows:
     (d) Dispositions of capital stock or all or substantially all of the assets of any Subsidiary not engaged in the businesses described in Section 5.17(a)(i) or 5.17(a)(ii);
     (e) [Intentionally Omitted]; and
     (d) Section 7.04 of the Credit Agreement is hereby amended by adding a new clause (f) thereto to read as follows:
     (f) Dispositions of property by (i) any Subsidiary to the Borrower or to a Guarantor or (ii) the Borrower to any Guarantor;
     (e) Article IX of the Credit Agreement is hereby amended by adding a new Section 9.13 thereto to read as follows:
     9.13 Guaranty Matters. Effective automatically and immediately at the time that any Guarantor ceases to be a Subsidiary or all or substantially all of the assets of any Guarantor are Disposed of, in either case as a result of a transaction permitted hereunder and provided that such Guarantor is released from all Guaranty Obligations in respect of any other Indebtedness of the Borrower, such Guarantor shall be released from its Guaranty. Notwithstanding anything in Section 10.01 to the contrary, the Lenders and the L/C Issuer irrevocably authorize the Administrative Agent to evidence the release of any Guarantor from its obligations under any Guaranty as a result of either event set forth in the immediately preceding sentence.

     2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof:
     (a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date;
     (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;
     (c) (i) the Borrower has full power and authority to execute and deliver this Sixth Amendment, (ii) this Sixth Amendment has been duly executed and delivered by the Borrower, and (iii) this Sixth Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;
     (d) neither the execution, delivery and performance of this Sixth Amendment or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with any Law or Organization Documents of the Borrower, or any indenture, agreement or other instrument to which the Borrower or any of its property is subject; and
     (e) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person not previously obtained is required for the execution, delivery or performance by the Borrower of this Sixth Amendment.
     3. CONDITIONS TO EFFECTIVENESS. This Sixth Amendment shall be effective upon satisfaction or completion of the following:
     (a) the Administrative Agent shall have received counterparts of this Sixth Amendment executed by the Required Lenders;
     (b) the Administrative Agent shall have received counterparts of this Sixth Amendment executed by the Borrower and acknowledged by each Guarantor; and
     (c) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.

     4. REFERENCE TO THE CREDIT AGREEMENT.
     (a) Upon the effectiveness of this Sixth Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.
     (b) The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.
     5. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Sixth Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).
     6. GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Sixth Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this Sixth Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty, including the release of OEL, Ltd. from its obligation under any Guaranty.
     7. EXECUTION IN COUNTERPARTS. This Sixth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Sixth Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.
     8. GOVERNING LAW; BINDING EFFECT. This Sixth Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns.
     9. HEADINGS. Section headings in this Sixth Amendment are included herein for convenience of reference only and shall not constitute a part of this Sixth Amendment for any other purpose.
     10. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS SIXTH AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE

FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, this Sixth Amendment is executed as of the date first set forth above.

ELKCORP

By:

Name:

Title:

BANK OF AMERICA, N.A., as Administrative
Agent

By:

Name:

Title:

BANK OF AMERICA, N.A., as a Lender, L/C
Issuer and Swing Line Lender

By:

Name:

Title:

JPMORGAN CHASE BANK, N.A., as a Lender
and Documentation Agent

By:

Name:

Title:

THE NORTHERN TRUST COMPANY, as a
Lender

By:

Name:

Title:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

By:

Name:

Title:

COMPASS BANK, as a Lender

By:

Name:

Title:

HIBERNIA NATIONAL BANK, as a Lender

By:

Name:

Title:

BRANCH BANKING AND TRUST
COMPANY, as a Lender

By:

Name:

Title:

KEYBANK NATIONAL ASSOCIATION, as a
Lender

By:

Name:

Title:

ACKNOWLEDGED AND AGREED TO:
ELK PREMIUM BUILDING PRODUCTS, INC.
     (formerly known as Elk Corporation of Dallas)
ELK CORPORATION OF TEXAS
ELK CORPORATION OF AMERICA
ELK CORPORATION OF ARKANSAS
ELK CORPORATION OF ALABAMA
OEL, LTD.
CHROMIUM CORPORATION
ELK TECHNOLOGY GROUP, INC.
ELK TECHNOLOGIES, INC.
ELK PERFORMANCE NONWOVEN FABRICS, INC.
ELK COMPOSITE BUILDING PRODUCTS, INC.
LUFKIN PATH FORWARD, INC.

By:

Name:

Title:

NELPA, INC.

By:

Name:

Title:

ELK GROUP, L.P.
(formerly known as Elcor Service Limited Partnership)

By:	ELK GROUP, INC.
(formerly known as Elcor Management Corporation),
Its General Partner

By:

Name:

Title:

ELK GROUP, INC.
(formerly known as Elcor Management Corporation)

By:

Name:

Title:

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